EXHIBIT 14

Dear Associate:

The Ann Taylor Business Conduct Guidelines state the ethical standards for the Company. As members of the Ann Taylor family, we must each comply with these Guidelines and with the laws that apply to our business. Read this booklet carefully and maintain it in an accessible location for future reference.

These Guidelines are not comprehensive, and situations may arise which require you to make a decision that Company guidelines cannot make for you. In these cases, Ann Taylor relies on your personal and professional integrity. Our reputation and continued success are dependent upon your ability to consistently demonstrate sound judgment and to deal fairly and honestly with others.

The Ann Taylor name is built upon trusting relationships. I am confident that, together, we have the integrity and talent to continue rising to the challenges of our business.

Sincerely,

J. Patrick Spainhour

Chairman and Chief Executive Officer





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TABLE OF CONTENTS

INTRODUCTION

Corporate Compliance Officer................................................ 2
Reporting of Violations..................................................... 2
Discipline for Violations................................................... 3

YOU AND
YOUR JOB
AT ANN TAYLOR


Personal Conduct............................................................. 4
Work Environment............................................................. 5
Privacy ..................................................................... 6
Use of Ann Taylor Assets..................................................... 6
Protecting Ann Taylor Assets................................................. 7
Confidentiality.............................................................. 7
Inadvertent Disclosure....................................................... 8
Requests for Information..................................................... 8
Use of Confidential Information.............................................. 9
Leaving Ann Taylor........................................................... 9
Proper Accounting and Financial Integrity.................................... 9
Review of Travel and Expense Reports.........................................10
Maintenance of Other Company Records.........................................10

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CONDUCTING
ANN TAYLOR
BUSINESS


Relations with Clients.......................................................11
Avoid Misrepresentation......................................................12
Treat Everyone Fairly........................................................12
Relations with Vendors and Suppliers.........................................12
Contacts with Competitors....................................................13
Information About Others.....................................................14
Comparison Shopping..........................................................14
Gratuities and Entertainment.................................................15
Conformity with Import, Labeling, Advertising, Credit and Other Regulations..16


ON YOUR
OWN TIME


Conflicts of Interest........................................................17
Assisting a Competitor.......................................................17
Competing Against Ann Taylor.................................................17
Supplying Ann Taylor.........................................................18
Personal Financial Interests.................................................18
Transactions Between Associates..............................................19
Use of Ann Taylor Time and Assets............................................19


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Participation in Political Life..............................................19
Speaking Out.................................................................20
Transactions in Ann Taylor Securities........................................20
Someone Close to You Working in the Industry ................................22

A LAST WORD..................................................................23

ACKNOWLEDGEMENT..............................................................24

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INTRODUCTION


The Ann Taylor Business Conduct Guidelines are intended to aid associates in conducting themselves in a legally and ethically appropriate manner and to define certain of their responsibilities as associates of Ann Taylor. Each section of these Guidelines covers an area in which you, as an associate, have responsibilities to Ann Taylor:

   o Your personal conduct as it relates to Ann Taylor business, including the use and protection of Ann Taylor assets.

   o Your obligations in conducting Ann Taylor business with other people and organizations.

   o Conflicts of interest and other considerations affecting Ann Taylor that may arise on your own time.

The Company's business and reputation are dependent upon the integrity and high moral standards of every associate. However, these Guidelines do not attempt to encompass all possible situations - for that, we must rely on your good sense of what is right and prudent.

Abiding by these Guidelines and related Ann Taylor practices and procedures is a condition of your continued employment with Ann Taylor. Any failure to follow these Guidelines or related practices or procedures could lead to discipline of an associate, up to and including separation, and possible civil and criminal penalties under the law. The Company could also be subjected to prosecution and significant fines as a result of your conduct.

These Guidelines must be read carefully. You are required to sign an acknowledgment that you have read these Guidelines, understand them and agree to observe them. If you have any questions or want something explained further, you should speak with the Corporate Compliance Officer (our General Counsel) or a Vice President of Human Resources before signing the acknowledgment. These Guidelines are subject to change, as laws or Company practices change, and will be updated accordingly. From time to time, you may be required to re-read these Guidelines, and re-acknowledge your understanding of and adherence to these Guidelines.


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CORPORATE COMPLIANCE OFFICER

Our General Counsel has been designated as the Company's Corporate Compliance Officer, having the ultimate responsibility for overseeing compliance with all applicable laws, these Guidelines, and all other relevant Company practices. You should also feel free to look to our Corporate Compliance Officer as a resource to consult before actions are taken, especially when you think these Guidelines or other Company practices may be ambiguous, or you think that your action might otherwise implicate some aspect of these Guidelines or other practices. All consultations will be kept confidential, to the extent possible under the circumstances.


REPORTING OF VIOLATIONS

You have a responsibility to report any suspected violation of these Guidelines or related practices to your supervisor, a Vice President of Human Resources, or the Corporate Compliance
Officer.   All   supervisors  and  the  Vice  Presidents  of  Human
Resources are required to report potential violations to the Corporate Compliance Officer.

Reports of suspected violations can be made anonymously, if you prefer, by writing to the Corporate Compliance Officer in the NYO. You may also report suspected violations anonymously by calling the toll-free Ann Taylor CARE Hotline, 1-800-688-CARE. In making a report, you should give a brief statement outlining your knowledge of the alleged violation.

All reported violations, including the identity of the associate making the report, will be kept confidential, to the extent possible under the circumstances. Associates will not be subject to reprisal or public embarrassment for making good faith reports of suspected violations of these Guidelines or other Company practices.

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DISCIPLINE FOR VIOLATIONS

Reported violations will be investigated promptly. Relevant corporate records will be reviewed, pertinent associates and others may be interviewed, and such other action as the Corporate Compliance Officer deems appropriate under the circumstances will be taken in order to determine the existence and extent of any violation.

Ann Taylor will discipline any associate who violates these Guidelines or related practices. The determination of the appropriate discipline, up to and including separation, will be made in consultation with the Corporate Compliance Officer. Among the factors which may be taken into account in determining the appropriate disciplinary action are: the nature of the violation and the ramifications to Ann Taylor of such violation; whether the associate was directly or indirectly involved in the violation; whether the violation was willful or unintentional; whether the violation represented an isolated occurrence or a pattern of conduct; whether the associate voluntarily reported the violation; whether the associate withheld information concerning the violation; the degree to which the associate cooperated with the investigation; the extent to which the circumstances reflect inadequate supervision or lack of diligence; the disciplinary action imposed by Ann Taylor for similar violations; and the associate's past violations, if any.

Records   of  all   violations   of   these   Guidelines   and  the
disciplinary action taken will be maintained by the Corporate Compliance Officer and in the associate's personnel file.

Ann  Taylor  will not  hesitate  to notify and  cooperate  with the
police  or  other   government   authorities   regarding   acts  of
associates involving violations of law.

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YOU AND
YOUR JOB
  AT ANN TAYLOR

           o When is your personal conduct a concern to Ann Taylor?

           o What are your obligations regarding Ann Taylor assets?

           o What should you be aware of when recording and reporting information?


PERSONAL CONDUCT

Ann Taylor's hard-earned reputation for the highest standards of business conduct should never be taken for granted. Our reputation rests not on periodic audits by lawyers and accountants, but on our associates' integrity and conduct every day in the workplace.

As an associate of Ann Taylor, you are expected to uphold the highest standards of professionalism in the workplace and in the conduct of Company business. These standards are reflected in our Values & Practices. Ethical behavior on the job essentially comes down to honesty and fairness in dealing with clients, vendors, competitors and the public, as well as with your fellow associates.

Our basic belief in respect for the individual has led to a strict regard for the privacy and dignity of each associate. However, when your personal conduct adversely affects your work performance, that of other associates, or the legitimate interests of the Company, it is of proper concern to Ann Taylor. Examples of situations where your personal conduct may be of concern to Ann Taylor are described under "Work Environment" below and in the section "On Your Own Time."


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WORK ENVIRONMENT

Ann Taylor strives to provide all associates with a healthy, safe, and productive work environment and is committed to eliminating recognized hazards from the workplace. Associates are required to comply with all applicable federal, state, and local health and safety laws, and all related Company practices, including the maintenance and security practices set forth in AT Your Fingertips for offices, in the Human Resources General Practices and the Practices & Procedures Guide for stores, and in the Distribution Center Associate Handbook for the LDC. Associates are also required to report any unsafe conditions, hazards, broken equipment or machinery, and accidents in accordance with the relevant practices in these guides.

Ann Taylor's work climate must also be free from discrimination and harassment based on race, personal characteristics, including color, religion, creed, citizenship, national origin, national ancestry, age, sex, sexual preference, marital status, physical, psychiatric or emotional disability, veteran status, or any other factor unrelated to job requirements or job status. The Company will not tolerate any discriminatory behavior, sexual advances, actions, comments, or any other conduct in the workplace that creates, in the judgment of Ann Taylor management, an intimidating or otherwise offensive environment. Nor will the Company tolerate the use of racial or religious slurs, or any other remarks, jokes, or conduct that, in the judgment of Ann Taylor management, encourages or permits an offensive work environment.

If you believe that you have been or are being subjected to such conduct, there are many channels available to you to report such activity to Ann Taylor (refer to "Reporting of Violations"). Be assured that the Company will not tolerate any threats or acts of retaliation or retribution against associates who use these complaint channels in good faith. All complaints of any such conduct will be investigated promptly and, to the extent possible, confidentially. Associates who are found to have engaged in harassment, discrimination, or other offensive conduct or to have misused their positions of authority in this regard, will be subject to disciplinary action, which may include separation.

Other examples of activities that are prohibited because they are not conducive to a positive work environment and they impede the Company's ability to operate effectively and efficiently are: threats, violent behavior, and the use, distribution, sale, purchase or possession of any illegal drugs or any other controlled substances (except for approved medical purposes). Associates may not be on Ann Taylor premises or represent Ann Taylor if they are under the influence of or are affected by illegal drugs or alcohol, or any substance that interferes with or impairs the associate's personal safety or the safety of others. Associates who engage in these prohibited activities in the work environment will be subject to disciplinary action, up to and including separation.

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PRIVACY

Ann Taylor collects and maintains personal information about all associates that relates to employment, including medical and benefits information, addresses, and telephone numbers. Access to such information is restricted to Company personnel and agents who need to know this information to conduct Company business. Personal information about an associate is released outside Ann Taylor or its agents only with the associate's approval, except to verify employment or to satisfy legitimate investigative or legal requirements. Associates who are responsible for maintaining personal information and those who are provided access to such information are required to ensure that the information is not disclosed in violation of Ann Taylor practices.

Personal items,  messages,  or information  that you consider to be private should not be placed or kept in Company telephone systems, computer systems (including electronic mail), offices, work spaces, desks, credenzas, filing cabinets or lockers. These areas are all Ann Taylor property and Company management may gain access to these areas at any time without notice. However, for reasons other than legitimate business purposes, associates should not search for or retrieve articles from another associate's workspace without the prior approval of management.


USE OF ANN TAYLOR ASSETS

Ann Taylor equipment, systems, facilities, corporate charge cards and supplies must be used only for conducting Company business or for purposes authorized by management. The use of Company assets,
facilities,   or   services   for  any   unlawful,   improper,   or
unauthorized purpose is strictly prohibited. Associates may not make commitments affecting Company assets unless properly authorized (see the Ann Taylor Contract Guidelines published by the Legal Department). For additional practices and procedures regarding appropriate use of Ann Taylor assets, you should refer to AT Your Fingertips, the Human Resources General Practices, the Practices & Procedures Guide or the Distribution Center Associate Handbook.

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PROTECTING ANN TAYLOR ASSETS

You are personally responsible not only for protecting Ann Taylor property entrusted to you, but also for helping to protect the Company's assets in general. As such, your awareness of security procedures can play a critical role. Be alert to situations or incidents that could lead to the loss, misuse or theft of Company property. Report these situations by calling the CARE Hotline (1-800-688-CARE) or by making a report to the Vice President of Loss Prevention, your Regional Loss Prevention Manager, your supervisor, or (if the situation involves another Ann Taylor associate) a Vice President of the Human Resources or the Corporate Compliance Officer, as soon as they come to your attention. AT Your Fingertips, the Human Resources General Practices, the Practices & Procedures Guide and the Distribution Center Associate Handbook also set forth procedures applicable to the protection of Company assets.


CONFIDENTIALITY

Our most important assets are our confidential business strategies and other confidential Company information. They are what help our Company maintain a competitive edge. Associates may not disclose confidential information to anyone outside the Company unless they have been specifically authorized to do so by a member of senior management. Confidential information includes (but is not limited to):

        o     Business plans, budgets, and strategies

        o     Names of vendors

        o     Marketing services and strategies

        o     Inventory, pricing and price change strategies

        o     Possible new product lines

        o     Future merchandise designs, patterns, fabrication or fit

        o     Learning programs and manuals

        o     Reference materials or guidebooks

        o     Client information

        o     Unannounced   financial  data  such  as  sales,  earnings  or
              capital requirements

        o     Possible mergers, acquisitions or joint ventures

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Information  about the  Company  is also of great  interest  to the
investment  community  and  Ann  Taylor's  stockholders.   However,
disclosure of confidential information about the Company to these parties can also lead to liability under the federal securities laws. These laws prohibit persons from trading in securities of a company while in possession of material, non-public information about the company. Civil and criminal penalties may attach not only to the person who traded in the securities, but also to the person who disclosed the information. The Company may also be subjected to penalties as a result of such activity. To avoid
inappropriate   disclosure   of   confidential   information,   all
investors and potential investors seeking information about the Company should be referred to Ann Taylor's Investor Relations Department.

For information regarding prohibitions on trading in Ann Taylor securities when you are in possession of material confidential information, see the section of these Guidelines called "On Your Own Time-Transactions in Ann Taylor Securities."


INADVERTENT DISCLOSURE

The unintentional disclosure of confidential information can be just as harmful as intentional disclosure. To avoid unintentional disclosure, never discuss with any unauthorized person information that has not yet been made public by Ann Taylor senior management. Avoid discussing confidential information even with Ann Taylor associates if others who are not authorized are also present-for example, in a public area such as an elevator, airplane or restaurant, or at a seminar, trade show or reception. This practice also applies to discussions with family members or friends, who might innocently or inadvertently pass the information on to someone else. Harmful disclosure can start with the smallest leak of information. Fragments of disclosed information may be pieced together with information from other sources to form a fairly complete picture.


REQUESTS FOR INFORMATION

If someone outside the Company asks you questions about the business, either directly or through another person, do not attempt to answer them unless you are certain you are authorized to do so. If you are not authorized, or you are not certain whether you are authorized, refer the person to your supervisor, the General Counsel or the Investor Relations Department. This includes inquiries by securities analysts, brokers or investors, attorneys, reporters or anyone else writing about or otherwise covering the Company or the industry.

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If you  receive a request for  information  from an  attorney,  you must refer it to the Company's General Counsel. Inquiries from journalists and members of the media must be referred to Investor Relations.

All external communications on behalf of Ann Taylor that are intended for the general public, the financial community, stockholders, or the press must have the advance approval of the Chairman, Chief Operating Officer or General Counsel.


USE OF CONFIDENTIAL INFORMATION

In addition to your obligation not to disclose any confidential Company information, you are also required to use such information only in connection with the Company's business. Associates of Ann Taylor may neither directly nor indirectly use confidential Company information for personal gain or any other benefit, or give it to anyone not employed by the Company for their personal gain or benefit. These obligations apply whether or not associates develop the information themselves.


LEAVING ANN TAYLOR

If you leave the Company for any reason, including retirement, you may not disclose or misuse Ann Taylor confidential information and must return all Company property to the Company
(including training manuals, reference binders, guidebooks, files, memoranda, reports and client records).


PROPER ACCOUNTING AND FINANCIAL INTEGRITY

Ann Taylor is committed to full compliance with all requirements applicable to its public disclosures, including reports filed or furnished to securities regulators. All of the Company's business communications should be timely, clear and accurate. It is a violation of the Company's policy to misrepresent its financial  performance  or otherwise  compromise  the  integrity of the Company's financial statements or other public disclosures. It is also a violation to unduly or fraudulently influence, coerce, manipulate or mislead independent or internal auditors regarding Ann Taylor's financial statements, accounting practices, or internal controls or processes.

All Ann Taylor records must be accurately maintained. The Company's books, records and accounts must reflect, fairly and within the Company's normal system of accountability, all assets, liabilities, and transactions of the Company.

All acquisitions and dispositions of assets, commitments, and all other transactions on behalf of the Company must be executed only in accordance with established Company procedures and management's general or specific authorization. Payments made by or on behalf of the Company must be supported by appropriate documentation properly describing the purposes of such payments.

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Transactions  must be  recorded  as  necessary  or  appropriate  to
permit  the   preparation  of  Company   financial   statements  in
conformity with generally accepted accounting principles and all other applicable rules, and to ensure full accountability for all assets and activities of the Company. All Company assets and liabilities must be recorded in the Company's general ledger. All sales, transfers and returns of merchandise must be recorded in accordance with the practices outlined in the Human Resources General Practices, the Practices & Procedures Guide, and AT Your Fingertips. Under no circumstance may there be any unrecorded fund or asset of the Company, regardless of the purposes for which such fund or asset may be intended, or any improper or inaccurate entry knowingly made on the books or records of the Company.


REVIEW OF TRAVEL AND EXPENSE REPORTS

Please refer to the travel and expense report guidelines in AT Your Fingertips and the Human Resources General Practices, for the proper steps and documentation necessary for obtaining reimbursement of appropriate, authorized expenses incurred in connection with work for Ann Taylor. Travel and expense reports are subject to periodic review by the Travel, Accounts Payable, and Internal Audit Departments. The Audit Committee of the Board of Directors may review travel and expense reports of senior management. Associates who fail to observe travel and expense report guidelines or falsify reports will be subject to disciplinary action, which may include separation.


MAINTENANCE OF OTHER COMPANY RECORDS

All associates must follow the Company's practice regarding the retention of records and the maintenance and disposal or destruction of Company records and files. This practice can be found in AT Your Fingertips, the Human Resources General Practices, the Practices & Procedures Guide and the Distribution Center Associate Handbook. Records retention guidelines are necessary in order to comply with laws and regulations that require retention of certain business records for various periods of time.

When litigation or an investigation is pending, relevant records must not be destroyed (even if the age of the records is beyond the Records Retention guidelines). Destruction or falsification of any potentially relevant document may lead to prosecution for obstruction of justice. If you have any doubt about the legality of destroying any document, consult with the Corporate Compliance Officer before doing so.

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CONDUCTING
ANN TAYLOR
BUSINESS


        o What business conduct and ethical issues might you encounter in dealing with outside organizations and others?

        o  What are the proper ways of dealing with these issues?

In the eyes of the public, you are Ann Taylor. The Company's reputation depends on your professionalism and integrity in conducting business and in representing the brand. Ann Taylor associates deal with a great variety of outside organizations and individuals in the ordinary course of Company business. Typical of such contacts are relationships with clients, vendors and other suppliers of goods and services.


RELATIONS WITH CLIENTS

It is a basic and integral part of the Company's fundamental objectives and practices to value clients, and put them first. Ann Taylor's guiding principles are:


        o To provide clients with quality merchandise and services at fair prices.

        o  To deal with clients fairly, honestly, and courteously.

        o Never to misrepresent (whether orally or in writing or in sales promotion efforts or otherwise) the character, price, quality, or properties of our merchandise or services or those of our competitors.

        o To attempt in good faith to ascertain and satisfy client needs.

        o To live up to the Company's obligations, both legal and ethical, to clients, and to satisfy all legitimate client complaints fairly and promptly, always mindful of the fact that a satisfied client is one of Ann Taylor's most valued assets.

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AVOID MISREPRESENTATION

Never make misrepresentations to anyone. If you believe that someone may have misunderstood you, promptly correct any misunderstanding. Honesty, based on clear communication, is integral to ethical behavior. The resulting trust is essential to sound, lasting business relationships.

It has long been Ann Taylor's practice to sell merchandise and services on their merits, not by disparaging competitors, their products, or their services. False or misleading statements and innuendoes are improper. Do not make comparisons that unfairly cast a competitor in a bad light. Such conduct only invites disrespect from clients and complaints from competitors. Instead, stress the advantages of Ann Taylor merchandise and services and be sure that all comparisons are fair and accurate.


TREAT EVERYONE FAIRLY

Everyone you do business with on the Company's behalf is entitled to fair and equitable treatment. That should be true no matter what your relationship with an outside organization may be - whether you are buying, selling or representing Ann Taylor in any other capacity.


RELATIONS WITH VENDORS AND SUPPLIERS

All vendors and suppliers of goods and services must be treated fairly. In deciding among competing vendors and suppliers, weigh all the facts impartially. This is true whether you are placing a large or small merchandise order or contracting for a small repair job or any other service. The selection of a vendor or supplier must be based on quality, need, performance and cost.

Of course, in dealing with vendors and suppliers, you are expected to promote the best interests of Ann Taylor, within legal limits, through aggressive attention to opportunities and ensuring that vendors also give Ann Taylor fair terms and fair treatment.

Whether or not you are in a position to influence decisions involving the evaluation or selection of a vendor or supplier, you must not exert or attempt to exert influence to obtain
"special treatment" for any vendor or other supplier. Even the appearance of so doing can undermine the integrity of Ann Taylor. It is essential that the vendors and suppliers competing for business have confidence in the integrity of the Company's selection process.

                                       12
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

Decisions to terminate vendors or suppliers must also be made fairly and independently. These decisions must not be the result of coercion by competing vendors or suppliers or collusion with them. Similarly, associates must not attempt to coerce vendors or suppliers into refusing to sell to the Company's competitors or otherwise interfere with the relationship between vendors or suppliers and their other customers.

Also, although a vendor may legally suggest a retail price, any agreement between the vendor and the retailer establishing a price at which the retailer must sell is illegal. Ann Taylor will not be party to any agreement with a vendor establishing minimum prices, maximum prices, sale break dates, or other restrictions on the Company's freedom to set the price of merchandise.

Other types of agreements with suppliers may also raise issues under laws governing competition. Consult with the General Counsel before entering into any agreement with a vendor or supplier that is exclusive, restricts territories, customers or types of products sold in a geographic area, or that is a joint purchasing agreement with another buyer.


CONTACTS WITH COMPETITORS

Laws governing competition ("antitrust laws") exist in most of the countries in which Ann Taylor does business. Under these laws, companies may not enter into agreements with each other, however informally, that unreasonably restrict the functioning of the competitive market system.

Examples of prohibited agreements include agreements or understandings between competitors concerning prices or other sales terms, such as the timing or amount of price changes, dates of special sales or promotions, or store operating hours; agreements to divide markets or customers or to control or limit the type or brand of merchandise sold; agreements to boycott certain vendors, suppliers, or customers; or a company's understanding with its suppliers that they will not sell to the company's competitors. In the United States and many other countries, these types of agreements are illegal and can subject the associate, as well as Ann Taylor, to damage awards, fines, and criminal penalties.

                                       13
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

In all contacts with competitors, avoid discussing prices or pricing practice, terms and conditions of sales, costs, profits or profit margins, inventories, marketing and merchandise plans, market surveys and studies, production plans and capabilities, the selection, quality or termination of suppliers - and, of course, any other proprietary or confidential information. Such discussions can later be used as evidence of illegality. Courts can - and do - infer illegal agreements based on "loose talk," informal discussions, or the exchange of information between competitors. If a competitor raises any of these subjects, even lightly or with apparent innocence, inform the competitor that you are not at liberty to discuss such matters. When attending seminars and trade association or similar meetings where competitors are brought together, be mindful of the difference between permitted and prohibited discussions.

Under no circumstances may any Ann Taylor associate engage in prohibited anti-competitive behavior. If you have any questions regarding your actions in light of the antitrust laws, you should contact the General Counsel.


INFORMATION ABOUT OTHERS

In the normal course of business, it is not unusual to acquire information about many other organizations, including competitors. Doing so is a normal business activity and is not unethical in itself. In fact, Ann Taylor collects information on competitors, vendors, and clients from a variety of legitimate sources, in order to evaluate the Company's own merchandise, services and marketing methods, and for purposes such as extending credit and evaluating vendors.

However, there are limits to the ways that information should be acquired and used, especially information about competitors. Improper means to acquire a competitor's trade secrets or other confidential information should never be used. Flagrant practices such as industrial espionage, burglary, wire-tapping and stealing are obviously wrong. Improper solicitation of confidential data from competitors' employees is also wrong. Ann Taylor will not tolerate any form of questionable intelligence gathering.


COMPARISON SHOPPING

Comparison shopping in competitors' stores to check prices, merchandise, or display techniques is essential to maintaining an aggressively competitive retail operation. However, comparative shopping must be treated as sensitively as any other contact with a competitor. When in a competitor's store, do not enter any area of the store that is not open and accessible to the public. Do not ask for or accept any documents, including price lists, that are not generally available to the public. If you are recognized and greeted by store employees, keep conversation to permissible subjects and be mindful of these Guidelines.

                                       14
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

GRATUITIES AND ENTERTAINMENT

Gifts offered to or exchanged by employees of different companies vary widely. They range from distributed advertising novelties of nominal value (which you may accept), to bribes, which you unquestionably may not give or accept.

No associate (or immediate family member of an associate) may directly or indirectly solicit, accept or retain any gift or personal benefit from any vendor, supplier, customer, or other party with whom the Company has a business relationship or which is seeking to do business with Ann Taylor. A "personal benefit" means any type of gift, use of facilities, favor, entertainment, service, loan, compensation, or anything of monetary value. Listed below are the only exceptions to these prohibitions, which are circumstances that the Company believes have no reasonable likelihood of improperly influencing its associates:


        o Normal business courtesies involving no more than amenities, such as a meal, or occasional tickets to sporting or cultural events

        o Personal gifts with a value less than $50 individually or in the aggregate from any single source in a given year

        o Loans from financial institutions made in the ordinary course of business on customary terms and at prevailing rates

        o Fees or other compensation received from an organization in which an office, position, or membership is held, if approved in advance by senior management of the Company

        o Paid trips or guest accommodations in connection with proper Company business if prior approval of the Chairman, Chief Operating Officer or General Counsel has been obtained

                                       15
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

You may not give any money or any gift to any executive, official, or employee of any vendor, supplier, government agency, or any other organization if doing so could reasonably be construed as having any connection with Ann Taylor business relations. In no event may a gift exceeding $50 be given without specific authorization from the Chairman, Chief Operating Officer or General Counsel. All gifts must be documented on an expense report.


CONFORMITY WITH IMPORT,  LABELING,  ADVERTISING,  CREDIT, AND OTHER
REGULATIONS

The Company's business is subject to substantial regulation by various federal and state agencies. For example, merchandise imported from outside the United States is subject to regulation by the United States Customs Service. Labeling, packaging, and advertising, including catalogs, must comply with regulations of the Federal Trade Commission. Federal, state, and/or local sales or use taxes are required to be collected and remitted in connection with sales of merchandise.

All associates are required to be aware of the laws and regulations applicable to their area of responsibility; to follow the practices set forth in AT Your Fingertips, the Human Resources General Practices, the Practices & Procedures Guide, the Distribution Center Associate Handbook and any other established Company procedures relevant to their area (which are designed to conform with applicable laws and regulations); to consult with the Ann Taylor associate ultimately responsible for compliance with regulations applicable to their area; and to consult with Ann Taylor's General Counsel, as appropriate.

If you become aware that any aspect of Ann Taylor operations might be in violation of any applicable law or regulation, or if you become aware of any actual violation, the possible or actual violation should be reported immediately to your supervisor, Corporate Compliance Officer or by calling the CARE Hotline (1-800-688-CARE). Any Ann Taylor associate who fails to report any known or suspected violation, or who knowingly fails to comply with any applicable law or regulation in the conduct of Ann Taylor business, will be subject to disciplinary action, which may include separation.

                                       16
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

ON YOUR
OWN TIME

        o What personal activities or circumstances outside work might conflict with your job?

        o What factors should you consider in order to avoid a possible conflict of interest?


CONFLICTS OF INTEREST

Your private life is very much your own. Still, a conflict of interest may arise if you engage in any activities or advance any personal interests at the expense of the interests of Ann Taylor. It is up to you to avoid situations in which your loyalty may become divided. The most common conflicts are addressed here to help you make informed decisions.


ASSISTING A COMPETITOR

An obvious conflict of interest is providing assistance to an organization that markets merchandise or services in competition with current or potential Ann Taylor offerings. You may not, without the Company's consent, work for such an organization as an employee, consultant, or member of its Board of Directors. These activities are prohibited because they divide your loyalty between Ann Taylor and that organization.


COMPETING AGAINST ANN TAYLOR

While you are an Ann Taylor associate, you may not commercially market merchandise or services in competition with current or potential Ann Taylor merchandise offerings. Marketing activities are "commercial" if you receive direct or indirect remuneration of any kind. Performing such activities on a non-commercial basis may, depending on the circumstances, be permissible. It would not be permissible if Ann Taylor decides that such activity has or may have more than a minimal impact on current or future business.

                                       17
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


It is your responsibility to consult with the Company's General Counsel to determine whether your planned activity will compete with any actual or potential Ann Taylor business. This must be done before you pursue an activity that might create a conflict of interest with Ann Taylor.


SUPPLYING ANN TAYLOR

Generally, you may not be a supplier or vendor to Ann Taylor, represent a supplier or vendor to Ann Taylor, work for a supplier or vendor to Ann Taylor, or be a member of its Board of
Directors, while you are an associate of Ann Taylor. The Chairman, Chief Operating Officer or General Counsel must approve any exception to this practice. In addition, you may not accept money or benefits of any kind for any advice or services you provide to a vendor or supplier in connection with its business with Ann Taylor.


PERSONAL FINANCIAL INTERESTS

In order to avoid conflicts of interest, you should not have a financial interest in any organization that does business with Ann Taylor (e.g., vendors, competitors, joint venture companies), if that interest might cause you to have a conflict of interest with the Company.

A  financial  interest  is  improper  if the  combination  of  your position, the amount of your investment, and the particular company in which you invested could-when viewed objectively by another person-influence or be perceived to influence your actions as an Ann Taylor associate.

In the case of a supplier or vendor company, if you have anything to do either directly or indirectly in deciding whether Ann Taylor does business with that company, you should not have any financial interest in the company.

You should not evade these Guidelines on investments by acting indirectly through anyone else. Potential conflict situations should be presented to the Chairman, Chief Operating Officer or General Counsel for review.

                                       18
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


TRANSACTIONS BETWEEN ASSOCIATES

Associates spend a significant amount of time at work, so it is only natural that friendships among colleagues will develop. In fact, we hope that all Ann Taylor associates will feel a strong sense of camaraderie and team spirit. However, certain aspects of these relationships may interfere with the exercise of sound business judgment or prevent associates from acting in the best interest of the Company. It is for this reason that Ann Taylor associates should never borrow from or make a loan to another associate or engage in any other transaction which might interfere, or might be perceived to interfere, with the exercise of their judgment or conflict with the best interest of Ann Taylor.


USE OF ANN TAYLOR TIME AND ASSETS

You may not perform outside work or solicit outside business on Ann Taylor premises or while working on Ann Taylor time, including time you are given with pay to handle personal matters. Nor are you permitted to solicit for purposes, such as contributions, requests for signatures or memberships, in Ann Taylor offices or stores during work time, or to use Ann Taylor equipment, telephones, electronic mail, computer equipment, copier machines, and other Company materials, resources, or property for any outside work.


PARTICIPATION IN POLITICAL LIFE

Ann Taylor is prohibited by law from making contributions or payments to political parties or candidates and will not provide any other form of support that may be considered a contribution. The Company will not reimburse any associate for any political contribution made. Further, since your work time could be considered the equivalent of a contribution, you will not be paid by Ann Taylor for any time you spend running for public office, serving as an elected official, or campaigning for a political candidate, unless required by law. You can, however, take reasonable time off without pay or benefits for such activities, if your Ann Taylor duties permit the time off and if your supervisor approves it. You also may use accrued vacation time for political activity.

In  addition,  associates  are  prohibited  from  wearing  campaign
buttons  or  other   political   pins  in  Ann  Taylor   stores  or
distributing campaign literature on Ann Taylor premises.

                                       19
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


SPEAKING OUT

When you express opinions on public issues, make sure that you do so as an individual. Do not give the appearance that you are speaking or acting on behalf of Ann Taylor.


TRANSACTIONS IN ANN TAYLOR SECURITIES

Federal securities laws prohibit persons from trading securities when in possession of material information about a company if that information has not yet been made public. No associate (or any person acting on such associate's behalf) who is aware of material information relating to Ann Taylor may buy or sell Ann Taylor stock or other Ann Taylor securities until the Company has disclosed the information to the public, and the information has had an adequate opportunity to be absorbed by the market.

"Material information" is any information that an investor might consider important in deciding whether to buy, sell, or hold securities, or information that could reasonably be expected to affect the market price of a company's securities. Information may be important for this purpose even if it would not, alone, determine the investor's decision. Examples of some types of material information are sales trends, financial results, financial forecasts, possible mergers, acquisitions, joint ventures, and other purchases and sales of or investments in other companies, obtaining or losing important contracts, important product developments, major litigation developments, and major changes in business direction.

Information is considered to be non-public unless it has been effectively disclosed to the public, and the market as a whole has had adequate time to digest the information. Examples of effective disclosure include public filings by the Company with the Securities and Exchange Commission and issuance of Company press releases, and also may include Company meetings with members of the press and the public. If you have any questions about whether you can trade Ann Taylor securities, please contact the Company's General Counsel.

To guard against the appearance of improper trading, whether or not you have knowledge of material, non-public information concerning Ann Taylor, no associate who receives or has access to daily "flash" sales reports or weekly or monthly sales statistics may trade Company securities, except during the


                                       20
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


"sales window period" established by the Legal Department, which is generally from the first through the sixth business day after the Company's monthly sales press release is issued, and then only if you are not in possession of other material, non-public information about the Company.

Associates who have access to earnings data and projections are subject to greater restriction, and should generally limit their transactions in Company securities to the "earnings window period" established by the Legal Department, which is generally from the second (assuming release after market close) through the seventh business day after the Company's quarterly earnings press release, and then only if you are not in possession of other material, non-public information about the Company. Executive Officers and members of the Board of Directors of the Company have additional obligations under the securities laws; consequently, the General Counsel must approve any transactions by a Board Member or Executive Officer.

The  foregoing  practices  will not prevent your  participation  in the Ann Taylor Associate Discount Stock Purchase Plan or in the Ann Taylor Common Stock Fund under the 401(k) Savings Plan. The purchase of shares under these benefit plans, even at times when you are in possession of material, non-public information, should not constitute a violation of the securities laws since plan contributions and purchases of shares are made automatically once you have elected to participate. However, your initial enrollment in the Stock Purchase Plan or your designation of the Ann Taylor Common Stock Fund under the Savings Plan, any changes to your participation in those Plans, or selling shares acquired under those Plans, should comply with the above "window period" practice, and may be made only if any material information you possess has been made public by the Company.

The disclosure of material, non-public information to others can cause serious legal difficulties for the Company, the associate making the disclosure and the person to whom any disclosure is made. Associates should not discuss material, non-public information about Ann Taylor with anyone except as required in the performance of their regular corporate duties (see "You and Your Job at Ann Taylor - Confidentiality"). Further information about securities regulations and confidential information is available from the General Counsel.

                                       21
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


SOMEONE CLOSE TO YOU WORKING IN THE INDUSTRY

With the growth of two-career families and the expansion of the industry, you may find yourself in a situation where your spouse, another member of your immediate family, or someone else you are close to, is a competitor or supplier of Ann Taylor or is employed by one. While everyone is entitled to choose and pursue a career, these situations call for extra sensitivity to security, confidentiality, and conflicts of interest. The closeness of the relationship might lead you to inadvertently compromise Company interests. Among the factors to consider in assessing such a situation are:

        o  The relationship between Ann Taylor and the other company.

        o  The  nature  of  your   responsibilities  as  an  Ann  Taylor
           associate and those of the person close to you.

        o The access each of you has to your respective employer's confidential information.

You should also be aware that the situation, however harmless it may appear to you, could arouse suspicions among other associates that might affect your working relationships. The very appearance of a conflict of interest can create problems, regardless of the behavior of the Ann Taylor associate involved. To remove any such doubts or suspicions, you should review your specific situation with the Corporate Compliance Officer to assess the nature and extent of any concern and how it can be resolved. Frequently, any risk to Ann Taylor interests is sufficiently remote that you need only to be reminded to guard against inadvertently disclosing Ann Taylor confidential information. However, in some cases, a change in the job responsibilities of one of the people involved may be necessary. Ann Taylor also has specific practices relating to the hiring and employment of associates' relatives. Consult AT Your Fingertips, the Human Resources General Practices or the Distribution Center Associate Handbook for the Company's practices regarding this issue.

                                       22
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

A LAST
WORD

In essence, Ann Taylor expects you to obey the law and to deal fairly and honestly in all your business relationships. These Business Conduct Guidelines are based on established principles that all associates can understand. In most cases, applying these principles requires only common sense, honesty, and good judgment. If you do have a question or problem, bring it promptly to the attention of the Corporate Compliance Officer or your supervisor.


THE
GOOD REPUTATION
AND INTEGRITY
OF ANN TAYLOR
ARE IN YOUR
HANDS


                                       23
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


ACKNOWLEDGEMENT


TO:   The Corporate Compliance Officer



From:   -----------------------------------------------------------
                           (print name)




This is to acknowledge that I received, read, and understand the Ann Taylor Business Conduct Guidelines. I agree to comply fully with the standards contained in these Guidelines and the related practices and procedures adopted by Ann Taylor and understand that compliance with such standards, practices, and procedures is a condition of my continued employment with Ann Taylor.






---------------------------------------------       -------------
Signature                                                Date









ANN TAYLOR COPYRIGHT 2003


                                       24